Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 11 DATED DECEMBER 9, 2015

TO THE PROSPECTUS DATED APRIL 27, 2015

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC (the “Company”), dated April 27, 2015, as supplemented by Prospectus Supplement No. 1, dated May 12, 2015, Prospectus Supplement No. 2, dated May 15, 2015, Prospectus Supplement No. 3, dated June 5, 2015, Prospectus Supplement No. 4, dated July 10, 2015, Prospectus Supplement No. 5, dated July 30, 2015, Prospectus Supplement No. 6, dated August 12, 2015, Prospectus Supplement No. 7, dated September 9, 2015, Prospectus Supplement No. 8, dated October 14, 2015, Prospectus Supplement No. 9, dated November 17, 2015, and Prospectus Supplement No. 10, dated November 23, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

A.	To provide information regarding our public offering;

B.	To provide information regarding distributions declared;

C.	To update the section of the Prospectus titled “Business;” and

D.	To update the form of our subscription agreement in Appendix B to the Prospectus.

A.	Status of Our Public Offering

As of December 7, 2015, we had raised gross proceeds of approximately $143.1 million from the sale of approximately 14.9 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan.

B.	Declaration of Distributions

On November 10, 2015, with the authorization of our board of managers, the Company declared distributions for all classes of units for the period from November 1 through November 30, 2015. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On December 1, 2015, $493,573 of these distributions were paid in cash and on November 30, 2015, $326,731 were reinvested in the Company’s units for those investors participating in the Company’s unit Distribution Reinvestment Plan. Some or all of the Company’s distributions have been and may continue to be paid from sources other than cash flow from operations, such as capital contributions from the Sponsor, cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

C.	Update to the Section Titled “Business”

1.	The following information updates and supplements the “Business—Investments—Overview” section of the Prospectus to provide certain information regarding the Company’s investment portfolio as of November 30, 2015:

Investments

Since the Company commenced operations and through November 30, 2015, the Company has funded in excess of $208.5 million in in aggregate investments, including $27.2 million in short-term investments. Of the aggregate investment amount, the Company has received $97.8 million in full aggregate transaction repayments from existing and exited trade finance and term loan facilities. Of the aggregate transaction repayment amount, approximately $39.1 million represents transactions of trade finance and term loan facilities that are closed and no longer part of the Company’s portfolio.

As of November 30, 2015 the Company had the following investments:

Investment Portfolio
Description	Sector	Country	Investment Type	Maturity[1]		Interest Rate[2]	Total Loan Commitment[3]	Total Amount Outstanding[4]	Primary Impact Objective
Agriculture Distributor[5]	Farm-Product Raw Materials	Argentina	Trade Finance	1/10/2016		9.00%	$11,000,000	$11,000,000	Job Creation
Agricultural Supplies Distributor	Miscellaneous Non-Durable Goods	South Africa	Trade Finance	1/14/2016		10.49%	$10,000,000	$6,535,634	Job Creation
Beef Exporter[6]	Meat Products	Argentina	Trade Finance	4/30/2016		11.98%	$8,000,000	$8,000,000	Job Creation
Construction Materials Distributor	Hardware, Plumbing, and Heating Equipment	South Africa	Trade Finance	7/1/2015	[7]	12.75%	$750,000	$183,526	Job Creation
Consumer Goods Distributor	Groceries and Related Products	Namibia	Trade Finance	3/3/2016		12.00%	$2,000,000	$1,000,000	Job Creation
Dairy Co-Operative	Dairy Products	Argentina	Trade Finance	2/25/2016		10.85%	$6,000,000	$6,000,000	Job Creation
Diaper Manufacturer[8]	Converted Paper and Paperboard Products	Peru	Term Loan	6/15/2017		15.23%	$3,250,000	$2,940,000	Job Creation
Electronics Assembler[9]	Communications Equipment	South Africa	Trade Finance	3/15/2016		13.00%	$11,000,000	$6,359,591	Job Creation
Farm Supplies Distributor	Miscellaneous Non-Durable Goods	Zambia	Trade Finance	10/25/2015	[7]	12.38%	$10,000,000	$4,500,000	Job Creation
Farm Supplies Wholesaler	Miscellaneous Non-Durable Goods	South Africa	Trade Finance	12/3/2015		12.50%	$1,500,000	$1,250,000	Agricultural Productivity
Fish Processor & Exporter	Commercial Fishing	Ecuador	Trade Finance	6/19/2016		9.00%	$2,000,000	$1,946,485	Job Creation
Fruit & Nut Distributor	Groceries and Related Products	South Africa	Trade Finance	5/22/2015	[10]	17.50%	$1,250,000	$667,838	Job Creation
Industrial Materials Distributor	Minerals and Ores	South Africa	Trade Finance	12/03/2015		13.00%	$2,000,000	$1,333,581	Job Creation
Integrated Steel Producer	Steel Works, Blast Furnaces, and Rolling and Finishing Mills	Zambia	Trade Finance	2/14/2016		13.00%	$6,000,000	$6,000,000	Job Creation
IT Service Provider[11]	Computer Programming and Data Processing	Brazil	Term Loan	10/31/2019		13.50%	$14,000,000	$5,500,000	Job Creation
Marine Logistics Provider	Services Incidental to Water Transportation	Nigeria	Term Loan	9/16/2020		15.51%[12]	$16,050,000	$12,826,833	Capacity- Building
Meat Processor	Meat Products	South Africa	Trade Finance	1/28/2016		14.50%	$2,800,000	$1,024,816	Job Creation
Mine Remediation Company[13]	Metal Mining Services	South Africa	Trade Finance	8/15/2016		17.50%	$2,500,000	$2,500,000	Job Creation
Oilseed Distributor	Fats and Oils	Argentina	Trade Finance	2/3/2016		8.89%	$3,100,000	$3,100,000	Job Creation
Rice Importer[14]	Farm-Product Raw Materials	Kenya	Trade Finance	2/18/2016		11.33%[15]	$1,000,000	$375,183	Food Security
Rice Producer	Cash Grains	Tanzania	Trade Finance	10/26/2015	[7]	11.50%	$3,900,000	$3,900,000	Job Creation
Sesame Seed Exporter	Farm-Product Raw Materials	Guatemala	Trade Finance	3/31/2016		12.00%	$2,000,000	$1,000,000	Agricultural Productivity
Sugar Producer	Field Crops, Except Cash Grains	Brazil	Term Loan	5/15/2017		17.43%[16]	$3,000,000	$3,000,000	Capacity- Building
Textile Distributor[17]	Apparel, Piece Goods, and Notions	South Africa	Trade Finance	2/11/2016		15.00%	$2,500,000	$1,040,541	Job Creation

Investment Portfolio Total							$125,600,000	$91,984,028

Short-Term Investments[18]
Agricultural Products Exporter[19]	Farm-Product Raw Materials	Singapore	Short-Term	8/22/2015		11.50%	$10,000,000	$10,000,000	N/A
Meat Producer[20]	Meat Products	South Africa	Short-Term	1/31/2016		14.50%	$2,000,000	$750,000	NA

Short-Term Investment Total							$12,000,000	$10,750,000

Investment Portfolio and Short-Term Investment Totals							$137,600,000	$102,734,028

[1]	The Company’s trade finance borrowers may be granted flexibility with respect to repayment relative to the stated maturity date to accommodate specific contracts and/or business cycle characteristics. This flexibility in each case is agreed upon between the Company and the sub-advisor and between the sub-advisor and the borrower.
[2]	Interest rates are as of November 30, 2015. Interest rates include contractual rates and accrued fees where applicable.
[3]	The total loan commitment represents the maximum amount that can be borrowed under the agreement. The actual amount drawn on the loan by the borrower may change over time. Loan commitments are subject to availability of funds and do not represent a contractual obligation to provide funds to a borrower.
[4]	The total amount outstanding represents the actual amount borrowed under the loan as of November 30, 2015. In some instances where there is a $0 balance, the borrower may have paid back the original amount borrowed under a trade finance facility and under an agreement, may borrow again.
[5]	On November 16 and November 30, 2015, the Company funded two separate transactions totaling $5,000,000 as part of an existing $11,000,000 revolving trade finance facility at a fixed interest rate of 9.00% to the Agriculture Distributor. Both transactions are set to mature on January 10, 2016 and are secured by the assignment of purchase contracts and receivables. The borrower anticipates that the Company’s financing will support economic growth through job creation, increased exports and increased agricultural productivity.
[6]	On November 16, 2015, the Company funded $2,000,000 as part of an existing $8,000,000 revolving trade finance facility at an interest rate of 11.98% to the Beef Exporter. Secured by purchase contracts and receivables, both transactions are set to mature on April 30, 2016. The borrower anticipates that the Company’s financing will support economic growth through job creation, increased exports and increased agricultural productivity.
[7]	The Company and the borrowers have mutually agreed to extend the principal maturity date as the borrower continues to make interest payments as agreed.
[8]	On November 20, 2015, the Company extended funded $190,000 as part of an existing $500,000 senior secured purchase order revolving credit facility to the Diaper Manufacturer. The purchase order facility is secured by specific purchase orders from customers of the borrower, as well as pledges of additional unencumbered assets and all shares of the borrower. The interest rate includes 2.50% of deferred interest.
[9]	On November 3 and November 16, 2015, the Company funded two separate transactions totaling $1,519,560 as part of an existing $11,000,000 revolving senior secured trade finance facility with the Electronics Assembler. With a fixed interest rate of 13.00%, the transactions are set to mature on February 25 and March 15, 2016, respectively, and are secured by receivables as well as specific inventory being imported into South Africa from Asia. The borrower anticipates that the Company’s financing will support job creation.
[10]	The Company and the Fruit & Nut Distributor have mutually agreed to extend the principal maturity date through January 31, 2016.
[11]	On November 17, 2015, the Company funded $5,500,000 as part of a new $14,000,000 senior secured five-year term loan commitment to the IT Service Provider. With a maturity date of October 31, 2019 and interest rate of 13.50%, the transaction is secured by service contracts and receivables. The borrower anticipates that the Company’s financing will enable the borrower to pursue its long-term growth objectives and support job creation.
[12]	The interest rate is a variable rate of one month Libor +10.5% plus 4.68% in deferred fixed interest.
[13]	On November 19, 2015, the Company funded three separate transactions totaling $2,500,000 as part of an existing $2,500,000 purchase and repurchase trade finance facility at a fixed interest rate of 17.50% to the Mine Remediation Company. The transactions, set to mature between June 15 and August 15, 2016, are supported by inventory and receivables. The borrower anticipates that the financing will enable it to generate employment opportunities.
[14]	Between November 6 and November 20, 2015, the Company funded three separate transactions totaling $375,182 as part of a new $1,000,000 revolving senior secured trade finance facility with the Rice Importer that imports and supplies rice and other foodstuffs throughout Kenya. With a variable interest rate of three month Libor + 11.00%, the transactions are set to mature between February 4 and February 18, 2016 and are secured by receivables as well as inventory. The borrower anticipates that the Company’s financing will enhance food security in Kenya and support employment generation.
[15]	The interest rate is a variable rate of three month Libor +11.00%.
[16]	The interest rate includes 5.00% of penalty interest because the borrower has missed seven interest payments. On August 27, 2015, the Company was informed that the borrower had filed for judicial recuperation with the local court in Brazil. The filing allows the borrower time to present a comprehensive plan of restructure to the Company.
[17]	On November 17, 2015, the Company funded $137,572 as part of an existing $2,500,000 revolving senior secured trade finance facility at a fixed interest rate of 15.00% to the Textile Distributor. Set to mature on February 11, 2016, the transaction is secured by specific inventory being imported into South Africa from Asia. The borrower anticipates that the Company’s financing will support employment generation.
[18]	Short-Term Investments are defined as investments that generally meet the standard underwriting guidelines for trade finance and term loan transactions and that also have the following characteristics: (1) maturity of less than one year, (2) loans to borrowers to whom, at the time of funding, the Company does not expect to re-lend. Impact data is not tracked for Short-term Investments.
[19]	The transaction is secured by specific collateral held by the borrower’s subsidiaries in Kenya, Tanzania, and Zambia. The Company and the borrower have mutually agreed to extend the principal maturity date through February 7, 2015.
[20]	On November 27, 2015, the Company funded $750,000 as part of a new $2,000,000 senior secured purchase and repurchase trade finance facility to the Meat Producer. As part of the Company’s Short-Term Investment strategy, the transaction has a fixed interest rate of 14.50%, is set to mature on January 31, 2015, and is supported by inventory.

As of November 30, 2015 the Company had exited the following investments:

Investment Portfolio
Description	Sector	Country	Investment Type	Transaction Date	Transaction Amount	Payoff Date	Internal Rate of Return (“IRR”)[1]	Primary Impact Objective
Agricultural Supplies Producer	Agricultural Chemicals	South Africa	Trade Finance	10/15/2014	$8,196,189	8/14/2015	13.02%	Job Creation
Candle Distributor	Miscellaneous Manufacturing Industries	South Africa	Trade Finance	9/1/2014	$1,400,000	9/16/2015	14.27%	Job Creation
Cement Distributor	Cement, Hydraulic	Kenya	Trade Finance	9/23/2014	$12,000,000	10/15/2015	15.29%	Job Creation
Electronics Retailer	Radio, Television, Consumer Electronics, and Music Stores	Indonesia	Term Loan	7/26/2013	$5,000,000	6/17/2014	19.59%	Access to Finance
Fertilizer Distributor	Agricultural Chemicals	Zambia	Trade Finance	7/17/2014	$3,000,000	11/4/2014	12.65%	Job Creation
Food Processor	Groceries and Related Products	Peru	Term Loan	3/25/2014	$576,000	11/28/2014	14.01%	Job Creation
Frozen Seafood Exporter	Groceries and Related Products	Ecuador	Trade Finance	6/17/2013	$240,484	5/14/2014	13.49%	Job Creation
Insulated Wire Manufacturer	Rolling, Drawing, and Extruding of Nonferrous Metals	Peru	Trade Finance	5/2/2014	$1,991,000	12/2/2014	8.43%	Job Creation
International Tuna Exporter	Groceries and Related Products	Ecuador	Trade Finance	7/17/2013	$1,000,000	10/9/2013	13.58%	Job Creation
Rice & Bean Importer	Groceries and Related Products	South Africa	Trade Finance	7/7/2014	$1,000,000	8/5/2015	12.97%	Job Creation
Seafood Processing Company	Miscellaneous Food Preparations and Kindred Products	Ecuador	Trade Finance	6/19/2013	$496,841	7/1/2013	13.44%	Job Creation
Timber Exporter	Sawmills and Planing Mills	Chile	Trade Finance	7/3/2013	$915,000	6/12/2014	10.25%	Job Creation
Waste Management Equipment Distributor	Machinery, Equipment, and Supplies	South Africa	Trade Finance	2/13/2015	$310,752	5/15/2015	20.19%	Equality & Empowerment

Investment Portfolio Totals					$36,126,266

Investment Portfolio—Weighted Average IRR							14.48%

Short-Term Investments[1]
Financial Services Provider	Miscellaneous Business Credit Institutions	Mauritius	Short-Term	9/23/2014	$3,000,000	11/17/2014	15.94%	N/A
Short-Term Investments Total					$3,000,000

Short-Term Investments—Weighted Average IRR							15.94%

Investment Portfolio and Short-Term Investments Totals					$39,126,266

Investment Portfolio and Short-Term Investments—Weighted Average IRR							14.59%

[1]	Given that the loan has been paid off, this investment is no longer part of the Company’s portfolio. The internal rate of return is defined as the gross average annual return earned through the life of an investment. The internal rate of return was calculated by our Advisor (unaudited) as the investment (loan advance) was made and cash was received (principal, interest and fees).

Certain Portfolio Characteristics1

Total Assets (est.)	$125,700,000
Current Loan Commitments	$125,600,000
Leverage	0%
Weighted Average Portfolio Loan Size	$4,420,221
Weighted Average Portfolio Duration	0.64 years
Weighted Average Position Yield	12.55%
Average Collateral Coverage Ratio	1.51x
USD Denominated	100%
Senior Secured First-Lien	100%
Countries[2]	11
Sectors[2]	18

Top Five Investments by Percentage

Company Description	Country	% of Total Assets
Marine Logistics Provider	Nigeria	10.2%
Agriculture Distributor	Argentina	8.8%
Beef Exporter	Argentina	6.4%
Agricultural Supplies Distributor	South Africa	5.2%
Electronics Assembler	South Africa	5.1%

[1]	All information provided in this section, with the exception of the Total Asset (est.) figure, pertains exclusively to the Company’s Investment Portfolio and therefore does not include the Company’s Short-Term Investments.

[2]	This represents all countries/sectors where the Company currently has a loan commitment. Due to the revolving debt nature of trade finance facilities and the timing of funding, it is possible that certain commitments currently have a zero outstanding balance and would therefore not be represented in the country/sector allocation charts, which represents invested capital.
[3]	The above charts represent investment type, developing economy, and sector diversification as a percentage of the total amount outstanding of the Company’s Investment Portfolio.

D.	Updates to the Form of Subscription Agreement in Appendix B of the Prospectus

The subscription agreement beginning on page B-1 of the Prospectus is hereby deleted in its entirety and replaced with the following:

CARTER VALIDUS MISSION CRITICAL REIT II | GREENBACKER RENEWABLE ENERGY COMPANY | SIERRA INCOME CORPORATION | TRILINC GLOBAL IMPACT FUND | RREEF Property Trust

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR "INVESTMENT PROGRAM(S)" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 8-8e herein.

Amount of Subscription ☐ **State of Sale** ☐

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.
Minimum Initial Investment is $2,500 for RPT.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

State of Sale means investor's principal place of residence or principal place of

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______

(See Section 10 for Check Instructions)

	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)	
Greenbacker Renewable Energy Company (GREC)	
RREEF Property Trust, Inc. (RPT)	
Sierra Income Corporation (SIC)	
TriLinc Global Impact Fund (TGIF)	

☐ **Volume Discount*:** Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. (Class A shares only for RPT)

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class I

1c. Share Class - The Selection of a Share Class is Required (RPT Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class B

1d. Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding these unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS - UNIT CLASS REQUIRED ☐ Class A ☐ Class C ☐ Class I

CURRENT FORM AS OF 12/2/15 VERSION K

2. Account Type—Check One Box Only Account Type Additional Required Documentation Individual TOD* If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details Joint Tenants TOD* Tenants in Common* Community Property* If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details Trust Trustee Certification form or trust documents Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: UTMA: State of: None Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution LLC Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) LLC Operating Agreement or LLC Resolution Partnership Partnership Certification of Powers or Certificate of Limited Partnership Non-Profit Organization Formation document or other document evidencing authorized signers Profit Sharing Plan* Defined Benefit Plan* KEOGH Plan* Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details Traditional IRA SEP IRA ROTH IRA Simple IRA Inherited/Beneficial IRA For Inherited IRA indicate Decedent’s name: Other (Specify) For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6 3. Investment Title—SSN or TIN Required (CVMC REIT II, SIC, TGIF, GREC Only) Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as above”, write “same.” (This is the name that will appear on your statement.) Title Line 1 Title Line 2 SSN/TIN 4. Investor Information (CVMC REIT II, SIC, TGIF, GREC Only) Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Street Address City State ZIP Phone (day) Phone (evening) Email Mailing Address (optional) City State ZIP Check here for eletronic delivery and complete Section 6c Citizenship: Please indicate Citizenship Status (Required) US Citizen US Citizen residing outside the US Resident Alien Non-Resident Alien* Country: Check here if you are subject to backup withholding Please attach a separate sheet with the above information for each additional investor. NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9.) * If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information. CURRENT FORM AS OF 12/2/15 VERSION K

5. Individual or Joint Account (RPT Only) For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting. Name of Primary Account Owner SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Name of Second Joint Owner (if any) SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Please attach a separate sheet with the above information for each additional owner. 5a. Entity Account (RPT Only) Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.) For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling? * Select one: Yes No If yes, please explain: Name of Legal Entity SSN OR TIN Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address Date of Trust Agreement (for trusts only) – MM/DD/YYYY Name of Trustee/ Authorized Signer SSN of Trustee/Authorized Signer DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: Name of Co-Trustee/ Authorized Signer SSN of Trustee/Authorized Signer DOB US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: CURRENT FORM AS OF 12/2/15 VERSION K

5a. Entity Account (RPT Only), continued

FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor *(if different from trustee)* | SSN of Grantor/Settlor | DOB

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name | SSN | DOB

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Name | SSN | DOB

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

5b. UGMA/UTMA Account (RPT Only)

If the minor's Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor's state.

Name of Minor | SSN | DOB

Street Address of Legal Entity (P.O. Box not acceptable) | City | State | ZIP

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Name of Custodian | SSN of Custodian | DOB

US Residential Address (P.O. Box not acceptable) | City | State | ZIP

Mailing Address (if different) | City | State | ZIP

Daytime Phone Number | Extension | E-mail Address

☐ US Citizen ☐ Resident alien If resident alien, please provide country of citizenship:

Select one: ☐ Employed ☐ Not-employed ☐ Retired

Occupation | Name of Employer

Address of Employer | City | State | ZIP

If you checked not-employed or retired, please provide source of income:

CURRENT FORM AS OF 12/2/15 VERSION K

5c. Retirement/Savings Plan (RPT Only) CUSTODIAN/TRUSTEE Name of Custodian/Trustee TIN US Business Address City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address PARTICIPANT/EMPLOYEE Name of Participant/Employee SSN DOB US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: 6. Third Party Custodian/Trustee Information Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below. Custodian/Trustee Name Custodian/Trustee Address City State ZIP Custodian/Trustee Phone Custodian/Trustee TIN Investor Account Number with Custodian/Trustee 6a. Distribution Information If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian’s approval. Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. % of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 6) Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) CURRENT FORM AS OF 12/2/15 VERSION K

6a. Distribution Information, continued Name Address City State ZIP Account Number Direct Deposit: (Attach Voided Check) I/we authorize RPT, CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval) Financial Institution Name % of Distribution Checking ABA/ Routing Number Account Number Savings 6b. Broker-Dealer and Financial Advisor Information Broker-Dealer Name Financial Advisor’s Name Rep Number Financial Advisor’s Firm Name Branch ID Financial Advisor’s Address Financial Advisor’s City State ZIP Financial Advisor’s Phone Financial Advisor’s Fax Financial Advisor’s E-Mail Address This Subscription was made as follows: Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer Shares and/or units are being purchased net of commissions (Class A shares and Class T shares only for CVMC REIT II, Class A shares only for GREC and/or RPT, Class A units and Class C units only for TGIF) Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to RPT and/or CVMC REIT II and/ or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. Signature of Financial Advisor Date Branch Manager Signature (if required by Broker-Dealer) Date CURRENT FORM AS OF 12/2/15 VERSION K

6c. Electronic Delivery (Optional)

☐ CVMC REIT II ☐ GREC ☐ RPT ☐ SIC ☐ TGIF

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. **(c)** I acknowledge that I may receive at no cost from RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ______________________ Date ________

Signature of Joint Investor ______________________ Date ________

E-mail (If blank - email from Section 4 and/or 5 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unit-holder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

7. Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

8. Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

Owner	Co-Owner	
____Owner	____Co-Owner	I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.
____Owner	____Co-Owner	I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 12/2/15 VERSION K

8. Subscriber Acknowledgements & Signatures for RPT, continued Owner Co-Owner Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities). 8a. Subscriber Acknowledgements & Signatures for CVMC REIT II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement. Owner Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner Co-Owner Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles. Owner Co-Owner Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division. Owner Co-Owner New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. Owner Co-Owner North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us. Owner Co-Owner Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. CURRENT FORM AS OF 12/2/15 VERSION K

8b. Subscriber Acknowledgements & Signatures for SIC The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement. Owner Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner Co-Owner California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth. Owner Co-Owner Idaho: In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation’s common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities. Owner Co-Owner Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. Owner Co-Owner New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards. Owner Co-Owner Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.) Owner Co-Owner Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles. 8c. Subscriber Acknowledgements & Signatures for TGIF The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF’s website. CURRENT FORM AS OF 12/2/15 VERSION K

8c. Subscriber Acknowledgements & Signatures for TGIF, continued

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the units for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
____Owner	____Co-Owner	**California:** In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor's maximum investment in the issuer may not exceed 10% of such investor's net worth.
____Owner	____Co-Owner	**Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
____Owner	____Co-Owner	**Kansas:** In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
____Owner	____Co-Owner	**Maine:** In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**New Mexico:** In addition to the minimum suitability standards described above, a New Mexico investor's maximum investment in the issuer may not exceed 10% of such investor's liquid net worth.
____Owner	____Co-Owner	**North Dakota:** In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.
____Owner	____Co-Owner	**Ohio:** In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident's investment in the issuer, the issuer's affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Oklahoma:** In addition to the minimum suitability standards described above, an Oklahoma resident's investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
____Owner	____Co-Owner	**Texas:** Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer's affiliates and in other non-traded business development companies. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

8d. Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.
____Owner	____Co-Owner	**Iowa:** In addition to the minimum suitability standards described above, the state of Iowa requires thateach Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid networth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (notincluding home, furnishings and personal automobiles) of $100,000 and an annual gross income of atleast $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

CURRENT FORM AS OF 12/2/15 VERSION K

8d. Subscriber Acknowledgements & Signatures for GREC, continued _Owner _Co-Owner Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities andother non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) thatis comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles. _OwnerCo-Owner Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. _OwnerCo-Owner Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. _OwnerCo-Owner New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs. _OwnerCo-Owner North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us. _OwnerCo-Owner Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles). 8e. Subscriber Acknowledgements & Signatures Please check all funds applicable. CVMC REIT II GREC RPT SIC TGIF WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/ OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER. FOR SIC INVESTORS ONLY BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT: • YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM. • IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE. • WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP. • BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE. • YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME. • AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. • BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN. • DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES. • PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED. CURRENT FORM AS OF 12/2/15 VERSION K

8e. Subscriber Acknowledgements & Signatures, continued IMPORTANT: The investor must go to Section 9 and complete it in its entirety and sign the certifications in Section 9 in order for the Multi-Offering Subscription Agreement to be considered valid for review. IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8e will not constitute an execution of this Multi-Offering Subscription Agreement. Owner Signature Date Co-Owner Signature (If applicable) Date AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) Date 9. U.S. Taxpayer Certifications See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9. Certification Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below. OR Social Security Number Employer Identification Number Under penalties of perjury, I certify that: 1.The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and 3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and 4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct. Certification instructions. You must check the box in item 2 above next to the statement that applies to you. Signature of Investor Print Name Date CURRENT FORM AS OF 12/2/15 VERSION K

10. Check Instructions For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements. RREEF Property Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a. TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. 10a. Mailing Addresses For RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA) Regular Mail Investment Processing Department c/o DST Systems, Inc. PO BOX 219731 Kansas City, MO 64121-9731 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105-1407 For GREC in PA (before escrow requirements are met) Greenbacker Renewable Energy Company c/o UMB Bank, N.A., as Escrow Agent ATTN: Lara L. Stevens Corporate Trust & Escrow Services 1010 Grand Blvd, 4th Floor Kansas City, MO 64106 Phone: (816) 860-3017 Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: For CVMC REIT II, SIC, TGIF or GREC: Investment Processing Department c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105 Phone: (888) 292-3178 For RPT: Investment Processing Department c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105 Phone: (855) 285-0508 CURRENT FORM AS OF 12/2/15 VERSION K

Multi-Offering Investor Instructions (not required to be returned with Subscription Agreement)

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering. 1. Investment PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT. In no event shall any investment be less than $100. 1a-1d. Select a Share and/or Unit Class 2. Account Type—Check One Box Only Please check the appropriate box to indicate the account type of the subscription. * Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 3. Enter Investment Title (CVMC REIT II, SIC, TGIF, GREC Only) 4. Enter Investor Information (CVMC REIT II, SIC, TGIF, GREC Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5. Enter Individual or Joint Account Information (RPT Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5a. Enter Entity Account Information (RPT Only) If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions. Please note this is not an all-inclusive list of documents. Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws Financial institution regulated by a federal regulator: Registration certificate Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship Estate: Appointment of executor(trix) certified within 60 days Bank regulated by a state bank regulator: Registration certificate Publicly-traded company: Please provide company’s CUSIP number Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms) 5b. Enter UGMA/UTMA Account Information (RPT Only) 5c. Enter Retirement/Savings Plan Information (RPT Only) CURRENT FORM AS OF 12/2/15 VERSION K

6. Enter Third Party Custodian Information
If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.
If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.
6a. Enter Distribution Information
6b. Enter Broker-Dealer and Financial Advisor Information
PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.
Required Representations: By signing Section 6b, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:
has discussed the investor’s prospective purchase of shares and/or units with such investor; has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units; has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details. RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.
6c. Select Electronic Delivery (Optional)
7. Limited Liability Company Agreement (TGIF & GREC Only) 8-8d Subscriber Acknowledgements & Signatures You must initial ALL appropriate representations for ALL funds applicable. IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
8e. Subscriber Acknowledgements & Signatures Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8-8d of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account. 9. Guidelines for U.S. Taxpayer Certifications Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien, A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, An estate (other than a foreign estate), or A domestic trust (as defined in Treasury Regulations section 301.7701-7). What Number to Give the Requester—Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended. Current Form As Of 12/2/15 Version K

9. Guidelines for U.S. Taxpayer Certifications, continued For this type of account: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or disregarded entity owned by an individual 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A)) Give the SSN of: The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) The grantor (4) For this type of account: 7. Disregarded entity not owned by an individual 8. A valid trust, estate, or pension trust 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 10. Association, club, religious, charitable, educational, or other tax-exempt organization 11. Partnership or multi-member LLC 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 13. A broker or registered nominee 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) Give the SSN of: The owner (3) The legal entity (5) The corporation The organization The partnership or LLC The public entity The broker or nominee The trust (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) Note: Grantor also must provide a Form W-9 to trustee of trust. (5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding and/or FATCA Reporting If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you. Exempt Payee Code Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. The following codes identify payees that are exempt from backup withholding: 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2) 2. The United States or any of its agencies or instrumentalities 3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities 5. A corporation 6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7. A futures commission merchant registered with the Commodity Futures Trading Commission 8. A real estate investment trust 9. An entity registered at all times during the tax year under the Investment Company Act of 1940 10. A common trust fund operated by a bank under section 584(a) 11. A financial institution 12. A middleman known in the investment community as a nominee or custodian 13. A trust exempt from tax under section 664 or described in section 4947 For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. CURRENT FORM AS OF 12/2/15 VERSION K

9. Guidelines for U.S. Taxpayer Certifications, continued Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B – The United States or any of its agencies or instrumentalities C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i) E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i) F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G – A real estate investment trust H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I – A common trust fund as defined in section 584(a) J – A bank as defined in section 581 K – A broker L – A trust exempt from tax under section 664 or described in section 4947 M – A tax exempt trust under a section 403(b) plan or section 457(g) plan Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. 12/15 MULTI-K